UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2010

Kaiser Federal Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-167179	26-1500698
(State or other jurisdiction)	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1359 N. Grand Avenue, Covina, CA 91722
Address of principal executive offices

(626) 339-9663
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement

On September 28, 2010, Kaiser Federal Financial Group, Inc., a Maryland corporation (the “Company”), K-Fed Mutual Holding Company, K-Fed Bancorp, a Federal corporation and Kaiser Federal Bank (collectively, the “Primary Parties”) entered into an Agency Agreement with Keefe, Buyette & Woods, Inc. (“KBW”), who will act as financial advisor during the Company’s conversion and assist in the marketing of the Company’s common stock during its subscription and community offerings and act as sole book-running manager of the syndicated community offering, and Sterne Agee & Leach, Inc. (“Sterne”) who will act as co-manager of the syndicated community offering.

For these services, KBW will receive a management fee of $50,000, and a fee of 1.0% of the aggregate dollar amount of the shares of common stock sold in the subscription offering and community offering, excluding shares purchased by the Primary Parties’ officers, directors, employees or the immediate family of such persons (“Insiders”), including shares purchased by any employee stock ownership plan, tax-qualified or stock-based compensation plans (except IRAs) of the Primary Parties or the Insiders. The management fee will be credited against the fee payable upon the consummation of the conversion.

In the event that KBW and Sterne sell common stock through a group of broker-dealers in a syndicated community offering, KBW and Sterne will receive a fee not to exceed 5.5% of the aggregate dollar amount of the common stock sold in the syndicated community offering.  The fee will be divided such that 85% of such fee will be allocated to KBW and 15% of such fee shall be allocated to Sterne. Of this amount, KBW and Sterne will pass on to selected broker-dealers, who assist in the syndicated community offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment.

The Company will also reimburse KBW and Sterne for their reasonable out-of-pocket expenses associated with their marketing effort, not to exceed $50,000.  In addition, the Company will reimburse KBW and Sterne for fees and expenses of their counsel not to exceed $100,000.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-167179) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated September 28, 2010.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by references to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 8.01                      Other Events

On September 29, 2010, K-Fed Bancorp announced that the Company, the proposed holding company for Kaiser Federal Bank, and K-Fed Mutual Holding Company have received conditional approval from the Office of Thrift Supervision to commence its second step conversion and offering. K-Fed Bancorp also announced that the registration statement relating to the sale of common stock of the Company was declared effective by the Securities and Exchange Commission.

              A copy of the press release dated September 29, 2010, is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	No financial statements of businesses acquired are required.

(b)	No pro forma financial information is required.

(c)	Not applicable.

(d)	1.1	Agency Agreement dated September 28, 2010, by and among Kaiser Federal Financial Group, Inc., K-Fed Mutual Holding Company, K-Fed Bancorp, Kaiser Federal Bank, Keefe, Bruyette & Woods, Inc. and Sterne Agee & Leach, Inc.

	99.1	Press Release dated September 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KAISER FEDERAL FINANCIAL
GROUP, INC.

DATE: September 29, 2010	By:	/s/ Kay M. Hoveland
Kay M. Hoveland
President and Chief Executive Officer

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